UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:

March 16, 2007
(Date of earliest event reported)

SPECTRUM BRANDS, INC.
(Exact Name of Registrant as Specified in Charter)

Wisconsin	001-13615	22-2423556
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Six Concourse Parkway, Suite 3300, Atlanta, Georgia 30328
(Address of principal executive offices, including zip code)

(770) 829-6200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE

On March 16, 2007, Spectrum Brands, Inc. (the “Company”) announced that it had commenced an exchange offer (the “Exchange Offer”) for all of the Company’s outstanding 8 1/2% Senior Subordinated Notes due 2013 (the “Existing Notes”) and a solicitation of consents (the “Consent Solicitation”) to proposed amendments to the indenture governing the Existing Notes and a waiver of certain alleged or existing defaults or events of default and certain rights under other debt agreements or instruments of the Company. A copy of the press release announcing the Exchange Offer and Consent Solicitation is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Exchange Offer is made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended. This announcement is not an offer to exchange any Existing Notes for New Notes, a solicitation of an offer to exchange any Existing Notes for New Notes, a solicitation of consents with respect to the Existing Notes, an offer to sell any New Notes or the solicitation of an offer to buy any New Notes. The Exchange Offer and Consent Solicitation is being made pursuant to an offering circular and consent solicitation statement, and a related letter of transmittal and consent (collectively, the “Offer Documents”), which the Company is sending to holders of the Existing Notes. The Offer Documents set forth the complete terms of the Exchange Offer and Consent Solicitation.

The Offer Documents, in connection with the Exchange Offer and Consent Solicitation, include the following information:

As of January 30, 2007, there was approximately $197 million under the existing revolving credit facility and approximately $1.202 million in other indebtedness outstanding (including letters of credit) under the existing senior credit facility; and

Assuming all of the Existing Notes are exchanged in the Exchange Offer and we enter into the previously announced proposed new senior credit facility, we expect to incur costs which may exceed $55 million in bank, legal, accounting and other fees associated with the Exchange Offer and Consent Solicitation and the consummation of the proposed new senior credit facility. Some of these costs may be paid through borrowings under the proposed new senior credit facility.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1 Press Release dated March 16, 2007 issued by Spectrum Brands, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2007	SPECTRUM BRANDS, INC.

	By:	/s/ Randall J. Steward
Name: Randall J. Steward
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated March 16, 2007 issued by Spectrum Brands, Inc.